Exhibit 10.27

Endorsement No. 1

to the

FLOOD CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT

(hereinafter called the “Contract”)

EFFECTIVE: JULY 1, 2020

issued to

HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY

TAMPA, FLORIDA

and

TYPTAP INSURANCE COMPANY

OCALA, FLORIDA

(hereinafter called the “Reinsured”)

by

NATIONAL LIABILITY AND FIRE INSURANCE COMPANY

(hereinafter called, with other participants, the “Reinsurers”)

Effective July 1, 2020, the Contract has been amended as follows:

1.Article 4 – TERM, shall now read as follows:

The original Contract was set to expire at 12:01 a.m., Standard Time, July 1, 2020. The Reinsured and Reinsurer have mutually decided to extend the term for one additional year. The original Contract shall remain in effect until 12:01 a.m., Standard Time, July 1, 2021, applying to Loss Occurrences commencing during the term of this Contract.

2.Article 9 – PREMIUM, shall now read as follows:

Effective 12:01 a.m., Standard Time, July 1, 2020. Within 30 days of the commencement of each quarter, the Reinsured shall pay the Reinsurer a premium equal to **** of the Reinsured’s in force premium associated with the applicable (net of inuring reinsurance) quarterly all States in force flood TIV. However, the maximum Premium each quarter shall not exceed **** of the Occurrence Limit for the same quarter. Premium payment shall be made within 30 days of the beginning of each quarter.

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3.Article 30 – RATE ADEQUACY, shall now read as follows:

As consideration for the Contract extension from July 1, 2020 at 12:01 a.m., Standard Time to July 1, 2021 at 12:01 a.m., Standard Time, the Reinsured will file an expedited rate increase with the Florida Office of Insurance Regulation of **** by August 15, 2020. If the rate increase is not approved and implemented by September 30, 2020, then the Reinsured will pay to Reinsurer additional premium equivalent to the additional amount that would be due if the requested rate increase had been approved and implemented. Such additional premium will accrue beginning October 1, 2020, and will be calculated and paid for the remainder of the Contract extension in accordance with Article 9, above. Except as permitted under Article 5 (Special Termination), neither party may terminate this Agreement prior to its ordinary expiration date.

All other Terms and Conditions remain unchanged.

Signed in                    , on this ____ day of ______ , 2020

NATIONAL LIABILITY AND FIRE INSURANCE COMPANY

By:
TITLE:

Signed in   Tampa, FL, on this _30_ day of __June__, 2020

TYPTAP INSURANCE COMPANY OCALA, FLORIDA

By:
TITLE:

AND

Signed in   Tampa, FL, on this _30_ day of __June__, 2020

HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY, INC. TAMPA, FLORIDA

By:
TITLE:

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